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                                                                     Exhibit (d)


                        THE AMERICAN HERITAGE FUND, INC.
                                31 WEST 52 STREET
                            NEW YORK, NEW YORK 10019



DECEMBER 16             , 1993
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AMERICAN HERITAGE MANAGEMENT CORPORATION
31 WEST 52 STREET
NEW YORK, NEW YORK 10019


                         INVESTMENT ADVISORY AGREEMENT


Gentlemen:

       THE AMERICAN HERITAGE FUND, INC. (the "Fund") has been incorporated under the laws of the State of New York to engage in the business of investing in securities. It Board of Directors and shareholders have selected you to act as the investment adviser of the Fund and to provide certain other services, as more fully set forth below, and you are willing to act as such investment adviser and to perform such services under the terms and conditions hereinafter set forth. Accordingly, you and the Fund agree as follows:

       1.     ADVISORY SERVICES

              You will regularly provide the Fund with investment research advice and will furnish continuously an investment program for the Fund's portfolio. You will recommend what securities shall be purchased for the portfolio of the Fund, what portfolio securities shall be sold by the Fund and what portion of the Fund's assets shall be held uninvested, subject always to the provisions of the Fund's Certificate of Incorporation and By- Laws and of the Investment Company Act of 1940, as each of the same shall be from time to time amended, and consistent with its investment objectives as set forth in its Registration Statement under the Investment Company Act of 1940 and the Securities Act of 1933. You shall advise and assist the officers of the Fund in taking such steps as are necessary or appropriate to carry out the policy decisions of its Board of Directors and the appropriate committees of such Board regarding the foregoing matters and the general conduct of the investment business of the Fund. Your role is advisory only and nothing herein shall be deemed to empower you to make any


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investment decisions for the Fund, the power to make all such decisions being vested solely in the management of the Fund.

       2.     BROKERAGE

              You shall render all services for the Fund in connection with placing orders with brokers and dealers for the purchase, sale or trade of securities held or to be acquired by the Fund. You shall place orders for the purchase and sale of the Fund's portfolio securities in accordance with the provisions set forth in the Fund's proxy statement or current prospectus, whichever is the most recent.

       3.     OTHER SERVICES

              The Fund may from time to time request that you perform other services for the Fund. Such services may include, but are not limited to, serving as the Fund's registrar, transfer agent and dividend disbursing agent, performing accounting services for the Fund, keeping the Fund's books and records that it is required to keep and computing the Fund's daily net asset value. In performing any of these services for the Fund, you may use your affiliates to perform these services on your behalf or contract with third parties and have such third parties perform these services on your behalf. Any actual expenses you incur in having any such services performed will be paid directly by the Fund or will be reimbursed to you by the Fund.

       4.     ALLOCATION OF EXPENSES

              The Fund shall assume all expenses required in the conduct of its business, except as hereinafter stated. In particular, but without limiting the generality of the foregoing, this will include payment by the Fund of the following:

              (a) compensation, expenses and fees of the Fund's officers, directors and employees;

              (b) expenses of stenographic, clerical, messenger, telephone and other related services required in the conduct of the Fund's business;

              (c)    the Fund's brokers' commissions;

              (d)    the Fund's legal, auditing and accounting expenses;

              (e) fees and disbursements of custodians of the Fund's assets;

              (f) expenses of printing, engraving and delivery of the Fund's share certificates, including the cost of issuance of such certificates;


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              (g)    any other expenses relating to the redemption or repurchase of shares of the Fund;

              (h) the charges of transfer agents and registrars of the shares of the Fund;

              (i) the cost of preparing and distributing reports and notices to the shareholders;

              (j)    the expense of distributing dividends;

              (k) the expenses of printing and mailing prospectuses and other materials to the Fund's existing shareholders;

              (l) the expenses incident to the holding of shareholders' meetings; and

              (m) the expenses of utilities, insurance premiums and taxes or government fees.

              You will provide investment advisory research and statistical facilities and all clerical services relating to research, statistical and investment work.

       5.     COMPENSATION OF THE ADVISER

              As compensation for the services rendered by you under this Agreement, the Fund hereby agrees to pay you an annual fee at the rate of one and one-quarter percent (1.25%) of the first $100,000,000 of average daily net assets and one percent (1%) of any additional net assets of the Fund. The fee shall be paid to you on the fifth business day of each calendar month for services rendered during the preceding month.

       6.     LIMITATIONS OF LIABILITY OF ADVISER

              You shall not be liable for any error in judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties or from reckless


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disregard by you of your obligations and duties under this Agreement.

       7.     DURATION AND TERMINATION OF THE AGREEMENT

              This Agreement shall become effective upon the affirmative vote of the holders of a majority of the outstanding voting securities of the Fund.

              This Agreement shall remain in force for a period of two years from the date it becomes effective (the "initial term"). After the initial term, this Agreement may be renewed for additional yearly terms by the specific approval of a majority vote of the Fund's Board of Directors, including a majority of the Fund's Board of Directors who are not parties to this Agreement or interested persons of any such party. The vote of the Fund's Board of Directors to renew this Agreement shall be cast in person at a meeting called for the purpose of voting on such approval. This Agreement may also be renewed by a vote of the shareholders owning a majority of the Fund's outstanding voting securities and a majority vote of the Fund's directors who are not interested persons of the Fund cast in person at a meeting called for the purpose of voting on such approval. This Agreement shall automatically terminate in the event of its assignment or at any time without the payment of any penalty by the Fund's Board of Directors or by the vote of the majority of the Fund's outstanding voting securities on not more than 30 days notice to you. In interpreting the provisions of this Section 7, the definitions contained in Section 2(a) of the Investment Company Act of 1940, particularly the definitions of "interested person", "assignment", "voting security" and "the vote of a majority of the outstanding voting securities", shall be applied.

       8.     NOT EXCLUSIVE AGREEMENT

              Nothing in this Agreement shall limit or restrict the right of any of your directors, officers or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or dissimilar nature, nor limit or restrict your right to engage in any other business or to render services of any kind to any other firm, corporation, individual or association.

       9.     MISCELLANEOUS

              The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

       IF YOU ARE IN AGREEMENT WITH THE FOREGOING, PLEASE SIGN THE FORM OF ACCEPTANCE ON THE ACCOMPANYING COUNTERPART OF THIS LETTER


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AND RETURN SUCH COUNTERPART TO THE FUND, WHEREUPON THIS LETTER SHALL BECOME A
BINDING CONTRACT.

Very truly yours,

THE AMERICAN HERITAGE FUND, INC.



BY: /s/RICHARD K. PARKER, DECEMBER 16, 1993
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       THE FOREGOING AGREEMENT IS HEREBY ACCEPTED AND WILL BE DEEMED TO BECOME
EFFECTIVE ON THE DATE FIRST ABOVE WRITTEN IN ACCORDANCE WITH ITS TERMS.

AMERICAN HERITAGE MANAGEMENT CORPORATION



BY:   /s/HEIKO H. THIEME, DECEMBER 16, 1993
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